Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

March 23, 2026

FR CAPITAL HOLDINGS, L.P.

By:	/s/ Jeffrey Donnon
Name:	Jeffrey Donnon
Title:	Chief Financial Officer

FIRST ROUND CAPITAL VI, L.P.

By:	FR Capital Holdings, L.P., its Management Company

By:	/s/ Jeffrey Donnon
Name:	Jeffrey Donnon
Title:	Chief Financial Officer

FIRST ROUND CAPITAL VIII-F, L.P.

By:	FR Capital Holdings, L.P., its Management Company

By:	/s/ Jeffrey Donnon
Name:	Jeffrey Donnon
Title:	Chief Financial Officer